EXHIBIT 16.2

[LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Manaris Corporation:

We have audited the accompanying consolidated balance sheet of Manaris Corporation and its subsidiaries as of June 30, 2006, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Manaris Corporation and its subsidiaries at June 30, 2006, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has relied on non-operational sources of financing to fund operations, had negative working capital and had not respected certain loan covenants as of June 30, 2006 and was required to restrict use of funds under a loan arrangement with a supplier, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Montreal, Quebec, Canada
September 29, 2006